                             AMENDMENT NO. 1 TO THE
                            STOCK PURCHASE AGREEMENT


          AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT, dated as of April 5, 1996 (this "Amendment No. 1"), by and among UNIVERSAL OUTDOOR, INC., an Illinois corporation (hereinafter referred to as "Purchaser"), and WIND POINT PARTNERS II, L.P., a Delaware limited partnership ("Wind Point"); MARQUETTE VENTURE PARTNERS, L.P., a Delaware limited partnership ("Marquette"); CHASE EQUITY ASSOCIATES, L.P. (formerly known as CHEMICAL EQUITY ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP) ("CEA"); BANC ONE VENTURE CORPORATION, a Wisconsin corporation ("Banc One"); the MANAGEMENT SHAREHOLDERS who are signatories hereto (the "Management Shareholders"); and CHASE MANHATTAN INVESTMENT HOLDINGS, INC., a Delaware corporation ("Chase Investment").

          WHEREAS, Purchaser, Wind Point, Marquette, CEA, Banc One and the Management Shareholders have entered into the Stock Purchase Agreement, dated as of February 27, 1996 (the "Stock Purchase Agreement"); and

          WHEREAS, Chase Investment has received by assignment from The Chase Manhattan Bank, N.A., a national banking association ("Chase Bank"), Warrants (the "Warrants") to purchase 5,000 shares of Class A Common Stock, subject to certain adjustments, of NOA Holding Company, a Delaware corporation ("Holding") is the owner of the Warrants and, prior to the Closing, wishes to exercise such Warrants;

          WHEREAS, following such exercise, Chase Investment wishes to sell such shares to the Purchaser and the Purchaser wishes to purchase such shares pursuant to the terms and subject to the conditions of the Stock Purchase Agreement;

          WHEREAS, in order to effect the foregoing, Purchaser, Wind Point, Marquette, CEA, Banc One and the Management Shareholders desire to amend and modify the Stock Purchase Agreement to add Chase Investment as a party to the Stock Purchase Agreement, to provide for the sale of such shares of Class A Common Stock owned by Chase Investment to the Purchaser, to make Chase Investment a "Seller" for all purposes of the Stock Purchase Agreement and to further amend and modify certain provi-sions of the Stock Purchase Agreement as set forth herein. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Stock Purchase Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, Wind Point, Marquette, CEA, Banc One, the Management Shareholders and Chase Investment hereby agree that the Stock Purchase Agreement shall be, and hereby is, amended and modified as follows:

          1. AMENDMENT TO PREAMBLE. The preamble of the Stock Purchase Agreement is hereby amended by deleting the preamble in its entirety and substituting in lieu thereof the following:

          "AGREEMENT made as of this 27th day of February, 1996, by and among UNIVERSAL OUTDOOR, INC., an Illinois corporation (hereinafter referred to as "Purchaser"), and WIND POINT PARTNERS II, L.P., a Delaware limited partnership ("Wind Point"); MARQUETTE VENTURE PARTNERS, L.P., a Delaware limited partnership ("Marquette"); CHASE EQUITY ASSOCIATES, L.P. (formerly known as CHEMICAL EQUITY ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP) ("Chemical"); BANC ONE VENTURE CORPORATION, a Wisconsin corporation ("Banc One"); CHASE MANHATTAN INVESTMENT HOLDINGS, INC., a Delaware corporation ("Chase Investment"); and the MANAGEMENT SHAREHOLDERS (as hereinafter defined)(Wind Point, Marquette, Chemical, Banc One and Chase Investment being sometimes hereinafter referred to collectively as the "Institutional Sellers" and, together with the Management Shareholders, the "Sellers")."

          2.   AMENDMENT TO CERTAIN DEFINITIONS.
          (a) The definition of "SHARES" set forth in Section 1 of the Stock Purchase Agreement is hereby amended by deleting the number "72,747.22" in the first line of the definition of "SHARES" and substituting the number "77,747.22" in lieu thereof.

          (b) Section 1 of the Stock Purchase Agreement is hereby amended by adding the following definition of "MARCH 31 BALANCE SHEET" after the definition of "MANAGEMENT SHAREHOLDERS":

          ""MARCH 31 BALANCE SHEET" shall have the meaning specified in Section 2(e) of this Agreement."

          (c) Section 1 of the Stock Purchase Agreement is hereby amended by adding the following definition of "WARRANT AGREEMENT" after the definition of "WARN ACT":

          ""WARRANT AGREEMENT" shall mean the Warrant Agreement, dated May 22, 1991, between Chase Bank and Holding."

          3. AMENDMENT TO SECTION 2(A). Section 2(a) of the Stock Purchase Agreement is hereby amended by:

          (a)  deleting the words "Chemical Bank" in the fourteenth line of
     Section 2(a) and substituting in lieu thereof:

          "Bankers Trust Company, (PROVIDED, HOWEVER, that Sellers may subsequently, at their sole discretion, upon written notice to the Purchaser, replace Bankers Trust Company with Chemical Bank as Escrow Agent)";

          (b)  deleting the words "Chemical Bank" in the twenty-first line of
     Section 2(a) and substituting in lieu thereof the words "Bankers Trust Company";

          (c) adding the following phrase after the word "Date" in the twenty-third line of Section 2(a):

          "(PROVIDED, HOWEVER, that Sellers may subsequently, at their sole discretion, upon written notice to the Purchaser, direct Bankers Trust Company to deposit such funds in a single account at Chemical Bank)";

          (d) deleting the phrase "plus any amounts in excess of $85,000,000 that are, or would otherwise be, payable pursuant to the terms of this Agreement on the Closing Date to the Sellers or the holders of any Indebtedness" after the number "$400,000" in clause (iii) of the second sentence thereof; and

          (e)  adding the following sentence to the end of Section 2(a):

          "As additional consideration and as an adjustment to the Cash Purchase Price, on the Closing Date, Purchaser shall pay to Sellers, to the single account specified by Sellers in clause (i) of the preceding sentence, an amount equal to the product of (X) $5,000 and (Y) the number of calendar days from and including April 1, 1996 to and including the date immediately preceding to the Closing Date."

          4. AMENDMENT TO SECTION 2(B). Section 2(b) of the Stock Purchase Agreement is hereby amended by:

          (a)  deleting the words "Closing Date" in the fourth line of clause
     (i) of the first paragraph of Section 2(b) and substituting the words "close of business on March 31, 1996" in lieu thereof; and

          (b)  deleting the words "Closing Date" in the third line of clause
     (ii) of the first paragraph of Section 2(b) and substituting the words "close of business on March 31, 1996" in lieu thereof.

          5. AMENDMENT TO SECTION 2(E). Section 2(e) of the Stock Purchase Agreement is hereby amended by:

          (a) deleting the words "Closing Date" in each of the second and sixth lines of the first paragraph of Section 2(e) and substituting the words "close of business on March 31, 1996" in each case in lieu thereof;

          (b) adding the following sentence to the end of the first paragraph of Section 2(e):

          "The proceeds from the exercise of the Warrants by Chase Investment in the amount of $723,750 shall upon receipt by Holding (and prior to the Closing) immediately be transferred by Holding to Chase Bank to reduce the Indebtedness owed by Holding to Chase Bank. For purposes of (i) estimating the Consolidated Net Working Capital as of March 31, 1996, and (ii) calculating the Consolidated Net Working Capital as of March 31, 1996 to determine the Closing Date Balance Sheets, in each case in accordance with Section 2(e), the proceeds from the exercise of the Warrants by Chase Investment in the amount of

          $723,750 shall for all
          purposes be excluded from the calculation of Consolidated Net Working Capital and shall not be treated as cash or cash equivalents or any other asset for purposes of calculating Consolidated Net Working Capital. For purposes of (i) estimating Indebtedness as of March 31, 1996, and (ii) calculating Indebtedness as of March 31, 1996 to determine the Closing Date Balance Sheets, in each case in accordance with Section 2(e), Indebtedness shall be reduced by the proceeds from the exercise of the Warrants by Chase Investment in the amount of $723,750.";

          (c) adding the following sentences to the end of the first paragraph of Section 2(e) (after giving effect to clause (b) above):

          "Except as may be required to give effect to the provisions of paragraph 5(b) of this Amendment No. 1, Purchaser and Sellers agree that for purposes of this Section 2(e), the unaudited consolidated balance sheet of Holding and the Company as of March 31, 1996 (the "March 31 Balance Sheet") attached hereto as Annex I shall be deemed to be the detailed estimate of the Consolidated Net Working Capital and Indebtedness as of March 31, 1996 referenced in the first sentence of this Section 2(e). The March 31 Balance Sheet shall be prepared in accordance with and otherwise consistent with the provisions of
          Section 2 of this Agreement.";

          (d) deleting the words "Closing Date" in each of the seventh and ninth lines of the second paragraph of Section 2(e) and substituting the words "close of business on March 31, 1996" in each case in lieu thereof; and

          (e) deleting the words "Closing Date" in each of the seventh, tenth, fourteenth, twenty-second, thirty-seventh, thirty-ninth and fifty-second lines of the third paragraph of Section 2(e) and substituting the words "close of business on March 31, 1996" in each case in lieu thereof.

          6. AMENDMENT TO SECTION 3(A). Section 3(a) of the Stock Purchase Agreement is hereby amended by adding the following sentence to the end of
Section 3(a):

     "Chase Investment is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority, following the exercise of the Warrants pursuant to Section 6(j), to own the Shares owned by it and to sell such Shares to the Purchaser pursuant to this Agreement and otherwise perform its obligations under the Escrow Agreement and hereunder, and such delivery will convey to the Purchaser good and marketable title to such Shares free and clear of all liens, claims, restrictions, limitations, security interests and encumbrances of any kind."

          7. AMENDMENT TO SCHEDULE 3(C). Schedule 3(c) of the Stock Purchase Agreement is hereby amended by deleting Schedule 3(c) in its entirety and substituting Amended Schedule 3(c) attached hereto.

          8. AMENDMENT TO SECTION 4(B). Section 4(b) of the Stock Purchase Agreement is hereby amended by:

          (a) adding the words "as of the date hereof and 77,747.22 shares of Class A Common Stock will be outstanding as of the Closing Date" at the end of clause (i) of the first sentence thereof; and

          (b) deleting clause (ii) of the second sentence thereof and replacing such clause in its entirety with the following:

          "(ii) the Warrants shall have been exercised for 5,000 validly issued, fully paid and non-assessable shares of Class A Common Stock (at an exercise price of $144.75 per share, or an aggregate of $723,750) and the Warrants and the Warrant Agreement and all rights thereunder shall have been terminated or cancelled in their entirety."

          9. AMENDMENT TO SECTION 6(C). Section 6(c) of the Stock Purchase Agreement is hereby amended by adding the following sentence at the end of
Section 6(c):

     "Notwithstanding the foregoing or any other provisions of this Agreement (including Section 6(f) hereof but excluding Section 24 of Amendment No. 1 to the Stock Purchase Agreement), from and after March 31, 1996 and until the Closing Date, (X) Sellers shall not permit the Company or Holding to
     (1) pay, discharge or otherwise satisfy any claim, liability or obligation (including to Sellers) other than payment of any corporate or operating bonuses accrued and reflected on the March 31 Balance Sheet, or (2) pay or otherwise satisfy any Indebtedness (including Indebtedness owing to Sellers or any affiliate of Sellers, but excluding (a) any payments made to Chase Bank (as reflected in the March 31 Balance Sheet) in connection with the Interest Rate Swap Agreement, dated July 12, 1991, between the Company and Chase Bank and the Interest Rate Swap Confirmation, dated March 18, 1994, between the Company and Chase Bank, and (b) the repayment of Indebtedness owed to Chase Bank solely from the proceeds of the exercise of the Warrants by Chase Investment), in the case of each of clauses (1) and (2), except for payments on accounts payable made in the ordinary course of business and consistent with past practice, and (Y) Sellers have not permitted and shall not permit the Company or Holding to incur any additional Indebtedness (other than interest and fees accruing in respect of Indebtedness under the above-referenced Amended and Restated Credit Agreement)."

          10. AMENDMENT TO SECTION 6(F). Section 6(f) of the Stock Purchase Agreement is hereby amended by adding the following phrase at the end of the second sentence thereof:

      "; PROVIDED, HOWEVER, that the foregoing clauses (i), (ii) and (iii) shall not be applicable with respect to the Amended and Restated Credit Agreement, dated August 31, 1994, between the Company and Chase Bank; the Interest Rate Swap Agreement, dated July 12, 1991, between the Company and Chase Bank; and the Interest Rate Swap Confirmation, dated March 18, 1994, between the Company and Chase Bank."

          11. AMENDMENT TO SECTION 6. Section 6 of the Stock Purchase Agreement is hereby amended by adding a new Section 6(j) as follows:

          "(j) EXERCISE OF THE WARRANTS. On or prior to the Closing Date, Chase Investment shall exercise the Warrants in compliance with the terms thereof (including the payment by Chase Investment (or an affiliate thereof) to Holding of the exercise price specified in the Warrants, or $723,750 in the aggregate), and pursuant to the terms of the Warrants, upon exercise by Chase Investment, Holding shall issue to Chase Investment share certificates for 5,000 shares of non-voting Class A Common Stock (Class A-2). The Warrants and the Warrant Agreement shall thereupon be terminated or cancelled in their entirety and Chase Investment shall waive any and all rights it may have in respect thereof."

          12. AMENDMENT TO SECTION 8(D). Section 8(d) of the Stock Purchase Agreement is hereby amended by:

          (a) adding the words "(other than Chase Investment)" after the word "Sellers" in the second line thereof; and

          (b)  adding the following sentence at the end of Section 8(d):

     "Purchaser shall have received an opinion of Milbank Tweed Hadley & McCloy, counsel for Chase Investment, dated the Closing Date and in form and substance reasonably satisfactory to Purchaser and its counsel, as set forth in Exhibit B-1 hereto."

          13. AMENDMENT TO SECTION 8(M). Section 8(m) of the Stock Purchase Agreement is hereby amended by deleting clause (iii) thereof in its entirety and substituting in lieu thereof the following:

     "(iii) all Warrants shall have been exercised in compliance with the terms thereof, and, upon exercise of the Warrants, Holding shall have issued to Chase Investment share certificates for 5,000 shares of Class A Common Stock."

          14. AMENDMENT TO SECTION 10(A). Section 10(a) of the Stock Purchase Agreement is hereby amended by deleting the phrase "and (j)" in the seventh line thereof and substituting the phrase "(j) and (m)" in lieu thereof.

          15. AMENDMENT TO SECTION 10(C)(II). Section 10(c)(ii) of the Stock Purchase Agreement is hereby amended by:

          (a) adding the words "(other than Chase Investment)" after the word "Sellers" in the second line thereof; and

          (b)  adding the following sentence at the end of Section 10(c)(ii):

          "An opinion of Milbank Tweed Hadley & McCloy, counsel for Chase Investment, dated the Closing Date, setting forth the matters required pursuant to Section 8(d) hereof."

          16. AMENDMENT TO PREAMBLE OF EXHIBIT A. The preamble of Exhibit A to the Stock Purchase Agreement is hereby amended by deleting the preamble to Exhibit A in its entirety and substituting in lieu thereof the following:

          "ESCROW AGREEMENT made as of this [ ] day of [       ], 1996 (the
     "Escrow Agreement"), by and among UNIVERSAL OUTDOOR, INC., an Illinois corporation (hereinafter referred to as the "Purchaser"), and WIND POINT PARTNERS II, L.P., a Delaware limited partnership ("Wind Point"); MARQUETTE VENTURE PARTNERS, L.P., a Delaware limited partnership ("Marquette"); CHASE EQUITY ASSOCIATES, L.P. (formerly known as CHEMICAL EQUITY ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP) ("Chemical"); BANC ONE VENTURE CORPORATION, a Wisconsin corporation ("Banc One"); CHASE MANHATTAN INVESTMENT HOLDINGS, INC., a Delaware corporation ("Chase Investment"); and the MANAGEMENT SHAREHOLDERS set forth on Schedule 1 hereto (the "Management Shareholders") (Wind Point, Marquette, Chemical, Banc One and Chase Investment being sometimes hereinafter referred to collectively as the "Institutional Sellers" and, together with the Management Shareholders, the "Sellers") and Bankers Trust Company (the "Escrow Agent"), which term shall include any successor escrow agent appointed in accordance with Section 7(b) hereof."

          17. AMENDMENT TO EXHIBIT A-1. Exhibit A-1 to the Stock Purchase Agreement is hereby amended by:

          (a) deleting the words "Chemical Bank," in the third line of paragraph 1 of Exhibit A-1 and substituting in lieu thereof:

          "Bankers Trust Company, PROVIDED, HOWEVER, that Sellers may subsequently, at their sole discretion, upon written notice to the Purchaser, replace Bankers Trust Company with Chemical Bank as Escrow Agent";

          (b) deleting the phrase "plus any amounts in excess of $85,000,000 that are, or would otherwise be, payable pursuant to the terms of the Stock Purchase Agreement on the Closing Date to the Sellers or the holders of any Indebtedness" after the number "$400,000" in paragraph 1 of Exhibit A-1; and

          (c) deleting the words "Chemical Bank" in the third line of paragraph 2 of Exhibit A-1 and substituting in lieu thereof the words "Bankers Trust Company PROVIDED, HOWEVER, that Sellers may subsequently, at their sole discretion, upon written notice to the Purchaser, direct Bankers Trust Company to deposit such funds in a single account at Chemical Bank,".

          18. AMENDMENT TO EXHIBIT B. Exhibit B to the Stock Purchase Agreement is hereby amended by:

               (a) deleting the word "Seller" in the heading of Exhibit B and substituting the words "Certain of the Sellers" in lieu thereof;

               (b) adding the words ", Chase Manhattan Investment Holdings, Inc. ("Chase Investment")" after the word "("Purchaser")" in the ninth line of the first paragraph of Exhibit B;

               (c) deleting the number "72,747.22" in the third line of the second opinion contained therein and substituting the number "77,747.22" in lieu thereof;

               (d) deleting the word "the" before the word "Shares" in each of the third, fifth and sixth lines of the third opinion contained therein and substituting the word "such" in each case in lieu thereof; and

               (e) adding the words "Chase Investment and" before the word "Purchaser" in the third line of the seventh opinion contained therein.

          19. AMENDMENT TO EXHIBITS. The Exhibits to the Stock Purchase Agreement are hereby amended by adding Exhibit B-1 attached hereto.

          20. Following the execution and delivery of the Stock Purchase Agreement, Chemical changed its name to "Chase Equity Associates, L.P.", and Chemical's general partner changed its name to "Chase Capital Partners". In the Stock Purchase Agreement, this Amendment No. 1 and any other agreement, certificate, opinion or other instrument delivered in connection herewith or in connection with the closing of the transactions contemplated herein, all references to "Chemical Equity Associates, a California Limited Partnership" or "Chase Equity Associates, L.P." are understood by the parties to refer to the entity now known as "Chase Equity Associates, L.P." and formerly known as "Chemical Equity Associates, a California Limited Partnership", and all references to "Chemical Venture Partners" or "Chase Capital Partners" are understood by the parties to refer to the entity now known as "Chase Capital Partners" and formerly known as "Chemical Venture Partners".

          21.  Attached hereto as Annex II is the Sellers' Distribution
Schedule.

          22.  Sections 1, 2(a), 2(c), 5(b), 6, 7, 8, 10, 11, 12, 13, 14, 15,
16, 18 and 19 of this Amendment No. 1 shall become effective if and when the Warrants have been exercised by Chase Investment in compliance with the terms thereof (including the payment by Chase Investment (or an affiliate thereof) to Holding of the payment specified in the Warrants) on or prior the Closing Date; PROVIDED, HOWEVER, that Purchaser may, at its sole discretion, waive this condition to the effectiveness of any such sections at which time such sections of this Amendment No. 1 shall immediately become effective. Except as set forth in the preceding sentence, this Amendment No. 1 shall be effective when executed and delivered by the parties hereto.

          23. Except as amended and modified by this Amendment No. 1, all other terms of the Stock Purchase Agreement shall remain unchanged.

          24. Nothing in this Agreement (or in the Stock Purchase Agreement as amended hereby) shall affect the obligations of the Company under the Amended and Restated Credit Agreement, dated as of August 31, 1994 between the Company, the lenders named therein, Chase Bank, as agent, and ABN Amro, as co-agent, to have all indebtedness thereunder paid in full (or, in the case of letter of credit liabilities, cash collateralized) on the Closing Date.

          25. By executing this Amendment No. 1, Chase Investment agrees to be bound by the terms of the Stock Purchase Agreement, as amended hereby, in its entirety, as if Chase Investment were party to the Stock Purchase Agreement on the date of its execution.

          26. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

          27. This Amendment No. 1 shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles thereof relating to conflict of laws, and the parties hereto hereby consent to the jurisdiction of the courts of the State of Delaware over such parties.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       UNIVERSAL OUTDOOR, INC.


                                       By_____________________________
                                         Name:
                                         Title:


                                       INSTITUTIONAL SELLERS

                                       WIND POINT PARTNERS II, L.P.


                                       By_____________________________
                                         Name:
                                         Title:


                                       MARQUETTE VENTURE PARTNERS, L.P.

                                       By Marquette Venture Associates, L.P.
                                         Its General Partner

                                       By Marquette Management Partners


                                       By_____________________________
                                         _____________________________
                                         A General Partner


                                       CHASE EQUITY ASSOCIATES, L.P.

                                       By Chase Capital Partners
                                         Its General Partner

                                       By_____________________________
                                         A General Partner

                                       BANC ONE VENTURE CORPORATION


                                       By_____________________________
                                         Name:
                                         Title:


                                       CHASE MANHATTAN INVESTMENT
                                         HOLDINGS, INC.


                                       By_____________________________
                                         Name:
                                         Title:

                                       MANAGEMENT SHAREHOLDERS

                                       ___________________________
                                       JEFF EVRARD

                                       ___________________________
                                       LON BINDER

                                       ___________________________
                                       ROY SCHROEDER


                                       ESTATE OF PAUL F. BARKER


                                       By_____________________________
                                         Name:
                                         Title:

                                       ___________________________
                                       BRUCE DAVIES

                                       ___________________________
                                       LEE ANN MULLER

                                       ___________________________
                                       R. JAMES SCHWARZ

                              AMENDED SCHEDULE 3(c)

                                 SHARES OWNED


                                  CLASS A-1       CLASS A-2         CLASS B
             SELLER                 COMMON          COMMON           COMMON
 Wind Point
      Partners II, LP               20,726

 Marquette Venture
      Partners LP                   19,344

 Chase Equity
      Associates, L.P.               3,900           15,444
 Banc One Venture
      Corporation                   12,090

 Chase Manhattan
   Investment Holdings,
   Inc.1                                              5,000

           MANAGEMENT
          SHAREHOLDERS
 Jeff Evrard                        411.74                          3,084.16

 Mahoning National Bank as
 Custodian of the John Evrard
 Individual Retirement Account      244.56

 Lon Binder                         103.63                            700.00
 Mahoning National Bank as
 Custodian of the Lon Binder
 Individual Retirement Account       68.78

 Roy Schroeder                      103.63                            196.43

 Paul F. Barker                                                        91.88

                                  ----------

 5,000 shares of Class A Common Stock will be acquired on or prior to the Closing Date by Chase through the exercise of the Warrants pursuant to
Section 6(j) of the Stock Purchase Agreement, and the representations contained in Section 3(c) made by Chase with respect to such shares are made as of the date upon which the Warrants are exercised and such shares of Class A Common Stock are obtained by Chase and as of the Closing Date.

                                  CLASS A-1       CLASS A-2         CLASS B
             SELLER                 COMMON          COMMON           COMMON

 Mahoning National Bank as
 Custodian of the Paul F.
 Barker Individual Retirement
 Account                           138.17

 Bruce Davies                      150.99                             57.34

 Mahoning National Bank as
 Custodian of the Bruce Davies
 Individual Retirement Account      10.86

 Mahoning National Bank as
 Custodian of the Allison
 Davies Individual Retirement
 Account                            10.86

 Lee Ann Muller                                                      600.00
 R. James Schwarz                                                    100.00

 TOTAL                          57,303.22          20,444          4,829.81

                                             EXHIBIT B-1

Form of Opinion of Counsel to Chase Investment

          1. Chase Investment is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own the Shares owned by it and to sell such Shares to the Purchaser pursuant to the Stock Purchase Agreement and otherwise perform its obligations under the Escrow Agreement and the Stock Purchase Agreement.

          2. Chase Investment has the requisite corporate or other power and authority to enter into the Stock Purchase Agreement and the Escrow Agreement and to perform its obligations thereunder. The execution and delivery of the Stock Purchase Agreement and the Escrow Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate or other action on the part of Chase Investment, and does not conflict with any of Chase Investment's organizational documents, or with any judgment or decree to which Chase Investment is bound.

          3. The Stock Purchase Agreement and the Escrow Agreement (assuming the due authorization, execution and delivery thereof by the parties thereto other than Chase Investment) constitute the legal, valid and binding obligations of Chase Investment, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.

                                                  Annex II

                         Sellers' Distribution Schedule